Exhibit 10.12

KELLY SERVICES, INC.
MANAGEMENT RETIREMENT PLAN

Effective January 1, 2020

KELLY SERVICES, INC.
MANAGEMENT RETIREMENT PLAN
(January 1, 2020 Restatement)

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KELLY SERVICES, INC.
MANAGEMENT RETIREMENT PLAN
(January 1, 2020 Restatement)

ARTICLE I
THE PLAN

Kelly Services, Inc. (the “Company”) hereby amends and restates, effective as of January 1, 2020, the Kelly Services, Inc. 2008 Management Retirement Plan (Post-2004), effective January 1, 2009, as amended, and as effective through December 31, 2019 (the “2008 Plan”), on the terms and conditions set forth herein, to be known as the Kelly Services, Inc. Management Retirement Plan (the “Plan”).
The Plan provides certain eligible employees the opportunity to defer portions of their compensation and receive attributable matching contribution amounts under the Plan, all in accordance with the provisions of the Plan. The Plan also permits company discretionary contributions. The Plan shall supersede the 2008 Plan and govern the payment of all post-2004 account balances subject to the 2008 Plan, without modifying the time and form of payment thereof. Effective January 1, 2020, the 2008 Plan shall have no further force or effect.
The post-2004 account balances of a participant subject to the 2008 Plan therefore are now subject to the Plan hereunder. A participant’s pre-2005 account balances under the Pre-2005 Plan will continue to be governed by the terms of the Pre-2005 Plan and consist of a participant’s compensation deferrals made before January 1, 2005 and company contributions that were made to the Pre-2005 Plan and became vested before January 1, 2005.
The Plan is intended to be a non-qualified deferred compensation arrangement for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
ARTICLE II
DEFINITIONS

The following terms shall have the following meanings described in this Article, unless the context clearly indicates another meaning. All references in the Plan to specific Articles or Sections shall refer to Articles or Sections of the Plan, unless otherwise stated.
2.1    Account means the bookkeeping account established for each Participant under the Plan in accordance with Section 8.1 and the Plan, consisting of the individual Sub-Accounts of the Participant for his contribution amounts held under the Plan.
2.2    Affiliated Group means the Company, all Participating Employers and all other entities which would be considered a single employer with the Company or any Participating Employer under Code Sections 414(b) and 414(c), provided that, in applying Code Section 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3) and, further, in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), “at least 50 percent” is used instead of “at least 80 percent” each place it appears in that regulation. The Affiliated Group shall be interpreted in a manner consistent with the definition of “service recipient” within the meaning of Code Section 409A and as provided under Treasury Regulation Section 1.409A-1(g) for purposes of a “separation from service” within the meaning of Code Section 409A and as provided under Treasury Regulation Section 1.409A-1(h)(3).
2.3    Beneficiary means the individual, trust, estate or other person designated by a Participant to receive his undistributed Account on account of his death. However, if the Participant is married at the time of his death, his surviving Spouse shall be his Beneficiary, unless the Spouse had previously consented in writing to the designation of another beneficiary or beneficiaries. A Participant therefore may designate a trust as his Beneficiary, subject to the foregoing spousal consent requirement (if applicable). A Participant shall not change his beneficiary designation without the written consent of his Spouse. In the absence of a beneficiary designation or an effective designation by the Participant, his

Beneficiary shall be his surviving Spouse or, if none, his children in equal shares, per stirpes, or, if none, his parents in equal shares or, if none, his estate.
2.4    Benefit Plans Committee means the Kelly Services, Inc. Benefit Plans Committee.
2.5    Code means the Internal Revenue Code of 1986, as amended.
2.6    Company means Kelly Services, Inc. or its successor.
2.7    Company Discretionary Contributions means for a Participant his Company Discretionary Contribution amounts made under Section 5.3.
2.8    Company Matching Contributions means for a Participant his Company Matching Contribution amounts made under Section 5.1.
2.9    Compensation of a Participant means the compensation amounts payable to him from all members of the Affiliated Group for his services as an Eligible Employee which constitute wages as defined in Code Section 3401(a) (determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed) or payments made to him for which his Employer is required to furnish him a written statement under Code Sections 6041(d), 6051(a) (3) and 6052 (commonly referred to as Form W-2 earnings) and which consist of the following amounts:
(a)    Base Salary. His “base salary” Compensation which shall mean his non-variable pay, paid time off, required non-productive work time, sick pay and disability pay paid by an employer’s payroll and certain post-employment pay and payments (as consisting of regular pay and payments of accrued but unused vacation, leave or other paid time off paid after severance from employment).
(b)    Commissions. His “commission” Compensation which shall mean his commissions, provided they (i) constitute “sales commission compensation” as defined in Treasury Regulations issued under Code Section 409A under which a substantial portion of the services provided by him to a Participating Employer consist of the direct sale of a product or service to an unrelated customer, the compensation paid by the Participating Employer to him consists of either a portion of the purchase price for the product or service or an amount substantially all of which is calculated by reference to his volume of sales and the payment of the compensation is contingent upon the Participating Employer receiving payment from an unrelated customer for the product or services and (ii) are limited to those commissions paid to him during the same Plan Year the customer remits payment to the Participating Employer.
(c)    Eligible Bonus, Incentive Payment. His “eligible bonus” and/or “incentive payment” Compensation which shall mean his amounts payable from an Eligible Bonus Plan.
However, in any event, Compensation shall exclude relocation and international assignment payments, severance pay and similar post-termination payments, stock and equity awards, business expenses, fringe benefits, tuition reimbursement, gift cards, gift certificates, third-party payments, imputed income, benefit plan payments (including from the Plan) and legal settlements. The Benefit Plans Committee (or its delegate) shall have the discretion to include or exclude specific items of Compensation from time to time.
Compensation shall include a Participant’s elective deferrals as defined in Code Section 402(g)(3) (if any) and any amount contributed or deferred by a Participating Employer at his election which is not includable in his gross income by reason of Code Section 125 or 132(f)(4), but which are otherwise included as Compensation under the preceding provisions. Compensation is not reduced by his Compensation Deferral under the Plan.
If a Participant incurs a Termination of Employment, Compensation shall not include amounts received by him thereafter, except those amounts paid within 2½ months thereafter which are otherwise included as Compensation under the preceding provisions and (i) would otherwise have been paid to him in the course of his employment and are regular compensation for services during his regular working hours, compensation for services outside his regular working hours (such as overtime or shift differential pay), commissions, bonuses or other similar compensation or (ii) are payments for accrued bona fide sick, vacation or other leave, but only if he would have been able to use such leave if his employment had continued.
2.10    Compensation Deferrals means for a Participant the deferral amounts of his Compensation pursuant to a Deferral Election made under Article IV.
2.11    Controlled Group means the Company, all Participating Employers and all other entities which would be considered a single employer with the Company or any Participating Employer under Code Sections 414(b) and 414(c). The Controlled Group shall be interpreted in a manner consistent with the definition of “service recipient” within the meaning of Code Section 409A and as provided under Treasury Regulation Section 1.409A-1(g). For purposes of the determination of a Highly Compensated Employee or Key Employee, Controlled Group also includes any entity which would be considered a single employer with the Company or any Participating Employer as members of an affiliated service group under Code Section 414(m) or as required to be aggregated under Code Section 414(o).
2.12    DIP Plan means the Kelly Services, Inc. Deferred Income Plan, effective January 1, 2020, and any amendments thereto.
2.13    Deferral Election means an election of an Eligible Employee under Article IV pursuant to an Election Agreement to defer a portion of his Compensation under the Plan.
2.14    ERISA means the Employee Retirement Income Security Act of 1974, as amended.
2.15    Election Agreement means the agreement entered into by an Eligible Employee with his Participating Employer under Article VI and under which he may make a Deferral Election and/or a Payment Election, in the form and manner determined by the Plan Administrator, which may include the use of a written agreement, voice response system, other electronic medium or any combination thereof.
2.16    Eligible Bonus Plan means a bonus or other incentive compensation plan of an Affiliated Group member that the Company (or its delegate) designates as being eligible for Deferral Elections under the Plan for a Plan Year. If a bonus or other incentive compensation plan ceases to be an Eligible Bonus Plan for a Plan Year, an evergreen Deferral Election under Section 4.3(c) or Section 4.4 will not apply to such plan for the Plan Year.
2.17    Eligible Employee means an Employee of a Participating Employer who is (i) classified as a salaried staff employee by the Company (or its delegate), (ii) a Highly Compensated Employee and (iii) paid on a bi-weekly payroll. In addition, an Eligible Employee shall include any other Employee of a Participating Employer who is otherwise designated as an Eligible Employee of the Plan by the Company (or its delegate). However, an Eligible Employee in any event shall not include any person who is (i) covered by a collective bargaining agreement, (ii) a non-resident alien who does not receive United States source income, (iii) classified as an hourly employee by the Company or (iv) paid on a weekly basis. In addition, an Eligible Employee in any event shall not include any person who (i) is a non-United States citizen (regardless of whether he performs services in the United States or abroad) and (ii) if he is performing services in the United States, he (I) is on a formal international assignment in the United States pursuant to an international assignment agreement (unless such agreement specifically provides for his participation in the Plan) or (II) continues to be covered under his home country government retirement system or his home country employer-provided retirement benefit program (unless an international assignment agreement exists for him which specifically provides for his participation in the Plan).
2.18    Employee means a common law employee whose compensation for services rendered is paid to him on a U.S. Form W-2. However, an Employee in any event shall not include any individual with respect to whom his employer does not withhold income or employment taxes and file a U.S. Form W-2 (or any replacement Form) with the Internal Revenue Service because such individual has executed a contract, letter agreement or other document acknowledging his status as an independent contractor who is not entitled to benefits under the Plan or is otherwise not classified by his employer as a common law employee, even if such individual is later adjudicated to be a common law employee of the employer, and therefore such an individual will not be eligible for benefits under the Plan unless and until the individual is determined to be an Eligible Employee and designated as eligible for the Plan by the Company (or its delegate).
2.19    Highly Compensated Employee means an Employee of a Participating Employer who is (i) a highly compensated employee (as defined in Code Section 414(q)(1)(A) or 414(q)(1)(B)(i)) of the Controlled Group which includes his Participating Employer, (ii) an individual who would be considered a highly compensated employee (as defined in Code Section 414(q)(1)(B)(i)) of the Controlled Group which includes his Participating Employer, if the individual received compensation from such Controlled Group during the “look back year” equal to or greater than the dollar amount in effect for the look back year under Code Section 414(q)(1)(B)(i) or (iii) an individual who has an annual base salary rate with his Participating Employer equal to or greater than the amount as specified in Code Section 414(q)(1)(B)(i) as in effect during the first year of his employment with the Participating Employer. Regarding Code Section 414(q)(1)(B)(i) above, the compensation limit thereunder shall be adjusted annually pursuant to Code Section 415(d) and the compensation of an Employee for purposes thereof shall be determined by the Plan Administrator under applicable Treasury Regulations under Code Section 415 (including all available elections and alternatives thereunder by the Plan Administrator on behalf of the Company).
2.20    Key Employee means a Participant who is a “specified employee” within the meaning of Code Section 409A and as provided under Treasury Regulation Section 1.409A-1(i) as therefore a “key employee” under Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the 12-month period ending on a December 31st. If a Participant is a key employee as of a December 31st, he shall be treated as a key employee for the entire 12-month period beginning on the April 1st following such December 31st. Regarding Code Section 416(i)(1)(A)(i), (ii) and (iii) above, the compensation of a Participant for purposes thereof shall be determined under Treasury Regulation Section 1.409A-1(i)(2) (including all available elections and alternatives thereunder by the Plan Administrator on behalf of the Company) and as applied by aggregating all such compensation of the Participant from the Controlled Group which includes his Participating Employer. Further, no more than 50 officers employees under Code Section 416(i)(1)(A)(i) shall apply for any Controlled Group under the Plan.
2.21    Newly Hired Employee means an Eligible Employee who is first employed by a Participating Employer during the Plan Year and was never previously employed with a member of the Affiliated Group.
2.22    Open Enrollment Period means annual open enrollment period prescribed by the Plan Administrator before a Plan Year for an Eligible Employee to make a Deferral Election and/or a Payment Election under the Plan (generally a specified period during November and December each year).
2.23    Participant means any Eligible Employee or other individual who becomes a Participant of the Plan under Article III and continues to be a Participant of the Plan thereunder.
2.24    Participating Employer means the Company and each other member of the Affiliated Group which includes the Company and which, with the written authorization of the Company (or its delegate), adopts the Plan for the benefit of its Eligible Employees pursuant to a resolution of its governing board (or its delegate).
2.25    Payment Election means an election of a Participant under Article VII of the time and form of payment of any of his Sub-Accounts under the Plan.
2.26    Plan means the Kelly Services, Inc. Management Retirement Plan, as provided hereunder effective January 1, 2020, and any amendments hereto.
2.27    Plan Administrator means the Benefit Plans Committee (or, for certain administrative purposes of the Plan, its delegate, which may include the Benefits Department of the Company).
2.28    Plan Year means the calendar year.
2.29    Pre-2005 Plan means the Kelly Services, Inc. Management Retirement Plan, as amended through October 3, 2004 and as in effect before January 1, 2005.
2.30    2008 Plan means the Kelly Services, Inc. 2008 Management Retirement Plan (Post-2004), effective January 1, 2009, as amended, and as effective through December 31, 2019.
2.31    Restatement Effective Date means January 1, 2020.
2.32    Scheduled In-Service Distribution means for a Participant a distribution based on (i) a Payment Election made under Section 7.3 and (ii) if applicable, a payment election for a scheduled in-service distribution under Section 7.5 of sub-accounts under the 2008 Plan which are undistributed as of December 31, 2019.

2.33    Separation from Service (or any derivation thereof) means the Participant’s “separation from service” with the Affiliated Group within the meaning of Code Section 409A and as provided under Treasury Regulation Section 1.409A-1(h)(1). For purposes hereof, a termination of employment has occurred for purposes of a separation of service if the Company and Participant reasonably anticipate that (i) no further services will be performed after a certain date by the Participant as an employee for the Affiliated Group or (ii) if services are to be performed after a certain date by the Participant as an independent contractor for the Affiliated Group, the level of bona fide services he would perform after such date as an independent contractor would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Affiliated Group if he has been providing services to the Affiliated Group less than 36 months); in either foregoing case as within the meaning of Treasury Regulation Section 1.409A-1(h)(1)(ii).
2.34    Sub-Account means a separate sub-account maintained within the Account of a Participant, as adjusted for its earnings, losses and expenses thereunder, for each of the following Plan contributions and amounts thereof, as organized by Plan Year of the Plan contribution (and, for any Plan contribution prior to the Restatement Effective Date, as also organized by the calendar plan year of the 2008 Plan):
(a)    Compensation Deferrals Sub-Account, which shall consist of his (i) Compensation Deferral amounts under the Plan and (ii) compensation deferral amounts under the 2008 Plan which are undistributed as of December 31, 2019.
(b)    Company Matching Contributions Sub-Account, which shall consist of his (i) Company Matching Contribution amounts under the Plan and (ii) company matching contribution amounts under the 2008 Plan which are undistributed as of December 31, 2019.
(c)    Company Discretionary Contributions Sub-Account, which shall consist of his (i) any Company Discretionary Contribution amounts under the Plan, (ii) any company contribution amounts credited to his account under the 2008 Plan (other than matching contributions) which are undistributed as of December 31, 2019 and (iii) any company contribution amounts (including matching contribution amounts) credited to his account under the Pre-2005 Plan before January 1, 2005 which became vested on or after January 1, 2005 under the 2008 Plan and are undistributed as of December 31, 2019.
2.35    Subsequent Payment Election has the meaning as provided in Section 10.4, which is intended to meet the requirements of a “subsequent deferral election” under Treasury Regulation Section 1.409A-2(b).
2.36    Spouse means the person to whom the Participant is legally married under the laws of the state or country in which the marriage originated, even if such marriage is not recognized under the laws of the state or country in which the Participant resides, and which may include an individual of the same sex.
2.37    Termination Distribution means for a Participant a distribution from the Plan based on (i) a Payment Election made under Section 7.2 and (ii) if applicable, a payment election based on his Termination of Employment from under Section 7.5 of sub-accounts under the 2008 Plan which are undistributed as of December 31, 2019.
2.38    Termination of Employment (or any derivation thereof) means that a Participant has terminated employment as an Employee with his Participating Employer and the Affiliated Group, provided that he has also Separated From Service with the Affiliated Group.
2.39    USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.
2.40    Valuation Date means the last business day of each calendar month or such other dates as determined by the Plan Administrator.
2.41    Years of Service means the Years of Service of a Participant as defined under Section 9.3.
ARTICLE III
PARTICIPATION

3.1    Participation. Each Eligible Employee or other individual shall become a Participant in the Plan under the provisions of this Article.
3.2    Existing 2008 Plan Participant. Each Eligible Employee or other individual who is a participant in the 2008 Plan and has undistributed benefits thereunder as of December 31, 2019 shall become a Participant in the Plan as of the Restatement Effective Date.
3.3    Compensation Deferrals, Company Matching Contributions. For purposes of Compensation Deferrals and Company Matching Contributions, each Eligible Employee who is designated by the Company (or its delegate) as eligible for the Plan shall become a Participant in the Plan on the following date (as applicable):
(a)    Newly Hired Employee/Initial Deferral Election. In the case of a Newly Hired Employee, the date on which he makes a timely Deferral Election under Section 4.2 and delivers a completed Election Agreement (which shall include his Payment Election) to the Plan Administrator within the thirty (30) day period following the date he was designated by the Company as eligible for the Plan under this Section 3.3 and otherwise completes all applicable enrollment and administrative forms required by the Plan Administrator.
(b)     Each Employee/Open Enrollment Period. In the case of each Eligible Employee, the date on which he makes a timely Deferral Election under Section 4.3 and delivers a completed Election Agreement (which shall include his Payment Election) to the Plan Administrator within an Open Enrollment Period and completes all applicable enrollment and administrative forms required by the Plan Administrator.
3.4    Company Discretionary Contributions. For purposes of Company Discretionary Contributions, each Eligible Employee who is designated by the Company (or its delegate) as eligible for the Plan and is specifically designated as eligible for a Company Discretionary Contribution shall become a Participant in the Plan on the following date (as applicable):
(a)    Newly Hired Employee/Initial Election Agreement. In the case of a Newly Hired Employee, the date on which he delivers a completed Election Agreement (which shall include his Payment Election) to the Plan Administrator within the thirty (30) day period following the date he was designated by the Company as eligible for the Plan under this Section 3.4 and otherwise completes all applicable enrollment and administrative forms required by the Plan Administrator.
(b)     Each Employee/Open Enrollment Period. In the case of each Eligible Employee, the date on which he delivers a completed Election Agreement (which shall include his Payment Election) to the Plan Administrator within an Open Enrollment Period and completes all applicable enrollment and administrative forms required by the Plan Administrator.
3.5    Duration of Participation. A Participant shall continue to be a Participant of the Plan until his benefits under the Plan are fully distributed from the Plan. Each Eligible Employee under this Article III shall continue to be eligible for the Plan (and therefore eligible to make a Deferral Election under Article IV) and make Compensation Deferrals thereunder and receive attributable Company Matching Contributions under Section 5.1 and, if so eligible, to receive a Company Discretionary Contribution under Section 5.3, unless and until he incurs an eligibility change under the Plan as provided in Sections 3.6 or 3.7, subject to the provisions thereof.
3.6    Participant Eligibility Change. If a Participant undergoes an employment status or other change which makes him ineligible under the Plan, including but not limited to his ceasing to be an Eligible Employee (which shall also be considered to occur if he ceases to be a Highly Compensated Employee under Section 2.19(i) or (ii)), his transfer of employment to a non-Participating Employer of the Plan but a member of the Affiliated Group, his ceasing to be an Employee but continued employment as an independent contractor with the Affiliated Group (without incurring a Separation from Service) or the Company (or its delegate) hereafter designates him as no longer eligible for the Plan, then the following shall occur:
(a)     Current Year Deferral Elections. His current Deferral Elections under Article IV will remain in effect for the Plan Year of such eligibility change (and performance periods which begin in such

Plan Year) and therefore his Compensation Deferrals shall continue thereunder for such Plan Year (and performance periods which begin in such Plan Year).
(b)    Cease Matching Contributions. He shall no longer receive attributable Company Matching Contributions under Section 5.1 for such Plan Year (and performance periods which begin in such Plan Year).
(c)    Non-Participating Employer. In the case of an employment status change to a non-Participating Employer but member of the Affiliated Group, his current Deferral Elections under Article IV will continue in effect without change as provided in subsection (a) above, but will also apply to his base salary and commissions Compensation paid from his new non-Participating Employer and any eligible bonus or incentive payment Compensation (if at all) under an Eligible Bonus Plan as payable from his new non-Participating Employer. Therefore, in this case, his new Participating Employer shall make any such applicable Compensation Deferrals under Article IV to the Plan.
(d)    Deferral Election Suspension Effective Next Year. His eligibility to make a Deferral Election under Section 4.3, and therefore make Compensation Deferrals under Article IV, shall cease with respect to the next following Plan Year (or performance periods which begin in such Plan Year).
(e)    Cease Discretionary Contributions. His eligibility to receive any Company Discretionary Contributions under Section 5.3 will cease immediately as of his such eligibility change under the Plan.
(f)    Existing Plan Provisions. His Sub-Accounts under the Plan shall continue to be subject to all of the terms and conditions of the Plan for as long as he remains a Participant, including his Payment Elections under his Election Agreements.
3.7    Transfer To DIP Plan. Notwithstanding Section 3.6 or any other provision of the Plan, if a Participant undergoes an employment status or other change which makes him ineligible under the Plan, but he immediately becomes an eligible employee under the DIP Plan and is designated by the Company (or its delegate) as eligible for the DIP Plan, then the following shall occur:
(a)     Current Year Deferral Elections. His current Deferral Elections under Article IV shall remain in effect for the Plan Year of such eligibility change (and performance periods which begin in such Plan Year) and therefore his Compensation Deferrals shall continue thereunder for such Plan Year (and performance periods which begin in such Plan Year), but such Compensation Deferrals shall instead be made to and under the DIP Plan. For purposes hereof, his foregoing Compensation Deferrals to be made under the DIP Plan shall continue to be based on the definition of Compensation under the Plan (with appropriate conforming changes regarding his employment status change thereunder).
(b)    Cease Matching Contributions. He shall no longer receive any further Company Matching Contributions under Section 5.1 for such Plan Year.
(c)    Deferral Election Suspension Effective Next Year. His eligibility to make a Deferral Election under Section 4.3, and therefore make Compensation Deferrals under Article IV, shall cease with respect to the next following Plan Year (or performance periods which begin in such Plan Year).
(d)    Cease Discretionary Contributions. His eligibility to receive any Company Discretionary Contributions under Section 5.3 shall cease immediately as of his such eligibility change under the Plan.
(e)    Existing Plan Provisions. His Sub-Accounts under the Plan shall continue to be subject to all of the terms and conditions of the Plan for as long as he remains a Participant, including his applicable Payment Elections under his Election Agreements.
(f)    Plan Payment Elections. His Compensation Deferrals made to the DIP Plan for the current Plan Year as provided under subsection (a) above shall continue to be subject to his applicable Payment Elections under his Election Agreements as in effect under the Plan with respect to such Compensation Deferrals.

3.8    Transfer From DIP Plan. Notwithstanding Section 3.3(b) or any other provision of the Plan, if an Eligible Employee was previously an eligible employee under the DIP Plan and is designated by the Company (or its delegate) as eligible for the Plan, then the following shall occur:
(a)     Current Year Deferral Elections Under DIP Plan. His current deferral elections under the DIP Plan will remain in effect for the Plan Year he became an Eligible Employee (and performance periods under the DIP Plan which begin in such Plan Year) and therefore his compensation deferrals under the DIP Plan will continue thereunder for such Plan Year (and performance periods under the DIP Plan which begin in such Plan Year), but such compensation deferrals shall instead be made to and under the Plan as Compensation Deferrals under the Plan. For purposes hereof, his foregoing Compensation Deferrals to be made under the Plan shall continue to be based on the definition of compensation under the DIP Plan (with appropriate conforming changes regarding his employment status change hereunder).
(b)    No Matching Contribution. He shall not receive Company Matching Contributions under Section 5.1 for the Plan Year he became an Eligible Employee.
(c)    Deferral Election Next Year. His eligibility to make a Deferral Election under Section 4.3, and therefore make Compensation Deferrals under Article IV, shall commence the next following Plan Year (or performance periods which begin in such Plan Year).
(d)    No Discretionary Contributions. He shall not eligible to receive any Company Discretionary Contributions under Section 5.3 for the Plan Year he became an Eligible Employee.
(e)    Existing DIP Plan Provisions. His sub-accounts under the DIP Plan will continue to be subject to all of the terms and conditions of the DIP Plan for as long as he remains a participant under the DIP Plan, including his applicable payment elections under his election agreements under the DIP Plan.
(f)    DIP Plan Payment Elections. His Compensation Deferrals made to the Plan for the current Plan Year as provided under subsection (a) above shall continue to be subject to his applicable payment elections under his election agreements as in effect under the DIP Plan with respect to such Compensation Deferrals.
ARTICLE IV
DEFERRAL ELECTIONS

4.1    Deferral Elections. An Eligible Employee who is eligible to participate in the Plan under Section 3.3 may make a Deferral Election to defer a portion of his Compensation under the Plan, to be held as Compensation Deferrals under the Plan, under the provisions of this Article. An existing deferral election made by a Participant under the 2008 Plan also shall apply to the Plan, as so provided under this Article.
4.2    Newly Hired Employees/Initial Deferral Election. A Newly Hired Employee may make a Deferral Election of his Compensation as provided in subsection (a) below during the thirty (30) day period following the date he was designated by the Company as eligible for the Plan under Section 3.3, by delivering a completed Election Agreement under Section 6.2 to the Plan Administrator by the last day of such 30 day election period, and which shall continue in effect thereafter as provided in subsection (b) below.
(a)    Base Salary Compensation. The Deferral Election may be any whole percentage of at least 2% and not more than 25% (or such other percentages specified by the Plan Administrator) of his base salary Compensation payable by his Participating Employer for each payroll period in the Plan Year which begins after the date his Election Agreement is delivered to the Plan Administrator (but excluding the payroll period which includes the December 31st of such Plan Year and for which the pay date occurs in the next Plan Year).
(b)    Duration (Evergreen). The foregoing Deferral Election of a Participant shall remain in effect with respect to his base salary Compensation for future Plan Years (on an evergreen basis), until he makes a Deferral Election under Section 4.3 or his Deferral Election is cancelled under Section 4.6 or suspended upon his eligibility change under Section 3.6(d) or Section 3.7(c).

4.3    All Employees/Open Enrollment Period. Each Eligible Employee may make a Deferral Election of his Compensation as provided in subsections (a) and (b) below during the Open Enrollment Period before a Plan Year, by delivering a completed Election Agreement under Section 6.3 to the Plan Administrator by the last day of such Open Enrollment Period, and which shall continue in effect thereafter as provided in subsection (c) below.
(a)    Base Salary Compensation. The Deferral Election may be any whole percentage of at least 2% and not more than 25% (or such other percentages specified by the Plan Administrator) of his base salary Compensation payable by his Participating Employer for (i) each payroll period which begins in the Plan Year after the Open Enrollment Period (but excluding the payroll period which includes the December 31st of such Plan Year and for which the pay date occurs in the next Plan Year) and (ii) the payroll period which begins in the preceding Plan Year and contains the December 31st of such preceding Plan Year but for which the pay date occurs within the Plan Year after the Open Enrollment Period.
(b)    Other Compensation. The Deferral Election may be any whole percentage (as a single election) of at least 2% and not more than 50% (or such other percentages specified by the Plan Administrator) of the following amounts:
(1)    Commission Compensation. His commissions which would be paid to him during the Plan Year after the Open Enrollment Period (or Plan Years thereafter) from sales (whenever made) for which the customer remits payments to the Company in the Plan Year after the Open Enrollment Period (on the basis that the commissions shall be treated as earned in the Plan Year in which the customer remits payment to the Company or a Participating Employer).
(2)    Eligible Bonus and Incentive Payment Compensation. His eligible bonus and/or incentive payment Compensation under an Eligible Bonus Plan attributable to a performance period which begins in the Plan Year after the Open Enrollment Period, regardless of when the eligible bonus and/or incentive payments would be paid to him.
(c)    Duration (Evergreen). The foregoing Deferral Election of a Participant shall remain in effect with respect to his base salary Compensation and/or commission, eligible bonus and incentive payment Compensation for future Plan Years and performance periods beginning in any such Plan Year (on an evergreen basis), until he makes a new Deferral Election under this Section 4.3 (and has become irrevocable under his Election Agreement under Section 6.3 therefor) or his Deferral Election is cancelled under Section 4.6 or suspended upon his eligibility change under Section 3.6(d) or Section 3.7(c).
4.4    Deferral Elections Under 2008 Plan (Evergreen). A deferral election made by a Participant under the 2008 Plan of his base salary Compensation and commission, eligible bonus and/or incentive payment Compensation which is still in effect under the 2008 Plan as of December 31, 2019 shall be treated as a Deferral Election under the Plan and shall continue to apply under the Plan to his base salary Compensation and commission, eligible bonus and/or incentive payment Compensation under Section 4.3 for the Plan Year beginning on the Restatement Effective Date and future Plan Years and any performance period beginning in any such Plan Year (on an evergreen basis), unless and until he makes a new Deferral Election under Section 4.3.
4.5    Compensation Deferrals Sub-Account. The Compensation Deferrals from a Deferral Election of a Participant under this Article shall be credited to his Compensation Deferrals Sub-Account as of the dates determined by the Plan Administrator.
4.6    Cancellation Upon Disability or Hardship. The Plan Administrator may, in its sole discretion, cancel the Deferral Election(s) of a Participant with respect to all or a portion of his base salary Compensation and/or or commission, eligible bonus and/or incentive payment Compensation for a Plan Year or performance period, if and as the result of his disability or other hardship, to the extent such cancellation does not result in an acceleration of his Sub-Accounts in violation of Code Section 409A.
4.7    Previous Plan Participation. Notwithstanding any provision of this Article IV or the Plan, in the event an Eligible Employee has previously participated in the Plan or another deferred compensation plan of the Affiliated Group, then he may make a Deferral Election only under Section 4.3 during an Open Enrollment Period. For this purpose, an

Eligible Employee is treated as not having previously participated in the Plan, if (i) as of the date he is designated as eligible to participate in the Plan, he is not eligible to participate in an aggregated plan (as defined herein) and (ii) if he previously participated in the Plan or an aggregated plan, he either (I) received payments of all amounts previously deferred under the Plan and any aggregated plan as of the date he is designated as eligible to participate in the Plan under Article III, and on or before the last payment was not eligible to continue participation in the Plan or plans for periods after the last payment or (II) regardless of whether he has received full payment of all amounts deferred under the Plan or an aggregated plan, he ceased to be eligible to participate in the Plan or an aggregated plan (other than the accrual of earnings) for a period of at least 24 consecutive months prior to the date he is again designated as eligible to participate in the Plan under Article III. For purposes of this Section 4.7, an “aggregated plan” is a plan that is required to be aggregated with the Plan under Code Section 409A, and the portion of the Plan consisting of deferrals of Compensation, shall not be aggregated with the portion of the Plan relating to credits of company contributions.
ARTICLE V
EMPLOYER CONTRIBUTIONS

5.1    Company Matching Contributions. For each Plan Year beginning on and after the Restatement Effective Date and during which a Participant makes a Deferral Election under Article IV for Compensation Deferrals under the Plan, the Company may credit his Company Matching Contribution Sub-Account with the sum of the following amounts:
(a)     Base Salary Compensation: 50% of the first 10% of his base salary Compensation for a payroll period of the Plan Year made as Compensation Deferrals to the Plan (for a net 5% match); and
(b)     Commission, Eligible Bonus and Incentive Payment Compensation: 50% of the first 10% of his commission Compensation for a Plan Year and his eligible bonus and/or incentive payment Compensation for a performance period beginning in the Plan Year made as Compensation Deferrals to the Plan (for a net 5% match).
5.2    Company Matching Contributions Sub-Account. The Company Matching Contribution amounts of a Participant under Section 5.1 shall be credited to his Company Matching Contributions Sub-Account as of the dates determined by the Plan Administrator.
5.3    Company Discretionary Contributions. For any Plan Year beginning on and after the Restatement Effective Date, the Company may in its discretion, with respect to any particular Participant or group of Participants who are specifically designated as eligible for Company Discretionary Contributions under Section 3.4, credit his Company Discretionary Contributions Sub-Account with any amount as determined by the Company (or its delegate), based on contribution allocation and participant eligibility criteria established by the Company. However, if any such amount is determined by reference to the Compensation of the Participant (as such amounts of Compensation are specified by the Company or its delegate), then the following shall apply:
(a)    Base Salary Compensation. If the amount is based on his base salary Compensation, as applicable to a Participant who is a Newly Hired Employee or any other Eligible Employee, the amount shall be based on that portion of his base salary Compensation paid to him for his services performed after the date he delivers his Election Agreement to the Plan Administrator under Section 6.2 or 6.3 (and which contains his Payment Election with respect to the Company Discretionary Contribution).
(b)    Commission Compensation. If the amount is based on his commission Compensation, which shall be applicable to a Participant who is an Eligible Employee but not a Newly Hired Employee, the amount shall be based on that portion of his commission Compensation which would be paid to him during the Plan Year after the Open Enrollment Period during which he delivers his Election Agreement to the Plan Administrator under Section 6.3 (and which contains his Payment Election with respect to the Company Discretionary Contribution) (or Plan Years thereafter) from sales (whenever made) for which the customer remits payments to the Company in the Plan Year after the Open Enrollment Period (on the basis that the commissions shall be treated as earned in the Plan Year in which the customer remits payment to the Company or a Participating Employer).
(c)    Eligible Bonus and/or Incentive Payment Compensation. If the amount is based on his eligible bonus and/or incentive payment Compensation, which shall be applicable to a Participant who is an

Eligible Employee but not a Newly Hired Employee, the amount shall be based on his eligible bonus and/or incentive payment Compensation under an Eligible Bonus Plan attributable to a performance period which begins in the Plan Year after the Open Enrollment Period during which he delivers his Election Agreement to the Plan Administrator under Section 6.3 (and which contains his Payment Election with respect to the Company Discretionary Contribution), regardless of when the eligible bonus and/or incentive payments would be paid to him.
5.4    Company Discretionary Contributions Sub-Account. The Company Discretionary Contribution amounts of a Participant under Section 5.3 shall be credited to his Company Discretionary Contributions Sub-Account as of the dates determined by the Plan Administrator.
ARTICLE VI
ELECTION AGREEMENTS

6.1    Election Agreements. A Participant who makes a Deferral Election under Article IV must make an Election Agreement under the Plan under the provisions of this Article. An existing election agreement made by a Participant under the 2008 Plan also shall apply to the Plan, as so provided under this Article.
6.2    Newly Hired Employees/Initial Deferral Election. The Election Agreement of a Newly Hired Employee shall (i) contain his Deferral Election under Section 4.2 and set forth the elected percentage of his base salary Compensation, to be held as Compensation Deferrals under the Plan, (ii) include a Payment Election under Section 7.2 or 7.3 for the time and form of payment of his Compensation Deferrals and attributable Company Matching Contributions and any Company Discretionary Contributions, (iii) become irrevocable when made by him, (iv) apply his Deferral Election under Section 4.2 to his future base salary Compensation (on an evergreen basis), as so provided in Section 4.2(b) and (v) apply his Payment Election under Section 7.2 to his future Compensation Deferrals and attributable Company Matching Contributions and any Company Discretionary Contributions (on an evergreen basis), as so provided in Section 7.2(c).
6.3    All Employees/Open Enrollment Period. The Election Agreement of each other Eligible Employee shall (i) contain his Deferral Election under Section 4.3 and set forth the elected percentages of his base salary Compensation and/or commission, eligible bonus and incentive payment Compensation, to held as Compensation Deferrals under the Plan, (ii) include a Payment Election under Section 7.2 or 7.3 for the time and form of payment of his Compensation Deferrals and attributable Company Matching Contributions and any Company Discretionary Contributions, (iii) become irrevocable at the end of the Open Enrollment Period during which his Deferral Election is made (or, if permitted by the Plan Administrator, on the December 31 immediately preceding the Plan Year), (iv) apply his Deferral Election under Section 4.3 to his future base salary Compensation and/or commission, eligible bonus and incentive payment Compensation (on an evergreen basis), as so provided in Section 4.3(c) and (v) apply his Payment Election under Section 7.2 to his future Compensation Deferrals and attributable Company Matching Contributions and any Company Discretionary Contributions (on an evergreen basis), as so provided in Section 7.2(c).
6.4    Election Agreements Under 2008 Plan (Evergreen). An election agreement made by a Participant under the 2008 Plan which is still in effect under the 2008 Plan as of December 31, 2019 shall continue to apply under the Plan for the Plan Year beginning on the Restatement Effective Date and future Plan Years (on an evergreen basis) as provided under Section 4.4 regarding his Deferral Elections and under Section 7.5 regarding his Payment Elections of his Compensation Deferrals and attributable Company Matching Contributions and any Company Discretionary Contributions, unless and until he makes a new Election Agreement under Section 6.3. Nothing in the Plan shall change the time and form of payment of any Compensation Deferrals and attributable Company Matching Contributions and any Company Discretionary Contributions or earnings thereon under the 2008 Plan. Further, nothing in the Plan shall result in a material modification of any such amounts under the 2008 Plan for purposes of Code Section 162(m) and the grandfather provision for amounts subject to a written binding contract in effect as of November 2, 2017 under Section 13601(e)(2) of the Tax Cuts and Jobs Act of 2017.
ARTICLE VII
PAYMENT ELECTIONS

7.1    Payment Elections. A Participant who makes a Deferral Election under Article IV or is eligible for a Company Discretionary Contribution under Article V must make a Payment Election under the provisions of this Article, to be included in his Election Agreement under Article VI and which shall specify the time and form of payment from the Plan of his Compensation Deferrals and attributable Company Matching Contributions and any Company Discretionary Contributions. An existing payment election made by a Participant under the 2008 Plan also shall apply to the Plan, as so provided under this Article.
7.2    Termination Distribution. A Participant may make a Payment Election under which all of his Compensation Deferrals and attributable Company Matching Contributions (and all amounts held under their respective Sub-Accounts) resulting from his Deferral Election(s) for a Plan Year (or performance periods beginning in such Plan Year) and any Company Discretionary Contributions for a Plan Year (or performance periods beginning in such Plan Year) shall be payable to him after his Termination of Employment at the time and form of payment under subsection (a) and (b) below as he may elect in his Election Agreement (and as both specified in his Payment Election) and which shall continue in effect thereafter as provided in subsection (c) below.
(a)    Time of Payment. The Payment Election may include a time of payment of either of the following times:
(1)    Termination: His Termination of Employment; or
(2)    Termination/Specified Age: The later of (i) his Termination of Employment or (ii) attainment of age 45, 50, 55, 60 or 65 (as specified in the Payment Election).
(b)    Form of Payment. The Payment Election may include a form of payment of one of the following forms:
(1)    Lump Sum: A lump sum payment;
(2)    Monthly Installments: Monthly installment payments over a period of 5, 10, 15 or 20 years (as specified in the Payment Election); or
(3)    Combination: A combination of the foregoing payment forms.
(c)    Duration (Evergreen). A Payment Election of a Participant made under this Section 7.2 shall remain in effect with respect to all of his Compensation Deferrals and attributable Company Matching Contributions and any Company Discretionary Contributions for future Plan Years (and performance periods beginning in any such Plan Year) (on an evergreen basis), until he makes a new Payment Election under this Section 7.2 or Section 7.3 during a subsequent Open Enrollment Period for the next Plan Year (and any performance periods beginning in such Plan Year) with respect to all of his Compensation Deferrals and attributable Company Matching Contributions and any Company Discretionary Contributions for a Plan Year (and performance periods beginning in such Plan Year).
7.3    Scheduled In-Service Distribution. For any particular Plan Year, a Participant may make a Payment Election under which all of his Compensation Deferrals (and all amounts held under its Sub-Account) resulting from his Deferral Election(s) for such Plan Year (or performance periods beginning in such Plan Year) shall be payable to him as a Scheduled In-Service Distribution at the time and form of payment under subsection (a), (b) and (c) below as he may elect in his Election Agreement (and as specified in his Payment Election) and which shall be in effect for the period as provided in subsection (d) below and otherwise subject to the provisions of subsections (e) and (f) below.
(a)    Time of Payment. The Payment Election shall include a time of payment of the following time: The February 1st of the year designated by him, provided such designated year is at least two years after the date his Election Agreement which contains the date his Payment Election becomes irrevocable under Section 6.2 or 6.3 (as applicable).
(b)    Form of Payment. The Payment Election may include a form of payment of one of the following forms:
(1)    Lump Sum: A lump sum payment; or

(2)    Annual Installments: Annual installment payments over a period of 2, 3, 4 or 5 years (as specified in the Payment Election).
(c)    Earlier Termination of Employment. Notwithstanding subsection (a) and (b) above, if the date of his Termination of Employment precedes the February 1st date specified in his Payment Election under subsection (a) above, then the time and form of payment of his Compensation Deferrals subject to the Payment Election therefor instead shall be the time and form of payment specified by him in his Payment Election of his Matching Contributions and any Company Discretionary Contributions for the same Plan Year (and performance periods beginning in any such Plan Year) under Section 7.2 (as made pursuant to subsection (e) below).
(d)    Duration (Plan Year Only). A Payment Election of a Participant made under this Section 7.3 shall apply only to the Plan Year (or performance periods beginning in such Plan Year) for which the Payment Election was made and, therefore, will not remain in effect for his Compensation Deferrals for future Plan Years (and performance periods beginning in any such Plan Year).
(e)    Same Plan Year Matching, Discretionary Contributions. If a Participant makes a Payment Election under this Section 7.3 with respect to his Compensation Deferrals, he shall make a separate Payment Election under Section 7.2 for their attributable Company Matching Contributions and any Company Discretionary Contributions for the same Plan Year (and performance periods beginning in any such Plan Year).
(f)    Subsequent Plan Years. If a Participant who makes a Payment Election under this Section 7.3 does not make a new Payment Election under Section 7.2 or this Section 7.3 during a subsequent Open Enrollment Period with respect to his Compensation Deferrals for the next following Plan Year (and any performance periods beginning in such Plan Year), then his separate Payment Election which he made under Section 7.2 for the attributable Company Matching Contributions of Compensation Deferrals which were the subject of a Payment Election under this Section 7.3 (as made pursuant to subsection (e) above) shall apply to all of his Compensation Deferrals for such next following Plan Years (and performance periods beginning in any such Plan Year) and attributable Company Matching Contributions and any Company Discretionary Contributions for such next following Plan Years (and performance periods beginning in any such Plan Year).
7.4    Default Payment Elections. If a Participant does not make a Payment Election in his Election Agreement under Section 7.2 or 7.3, his Compensation Deferrals and attributable Company Matching Contributions and any Company Discretionary Contributions for the Plan Year (and performance periods beginning in such Plan Year) will be distributed in a lump sum payment after his Termination of Employment. In addition, if a Participant makes a Payment Election (i) as a Termination Distribution under Section 7.2 of monthly installment payments but does not specify the installment payment period, the monthly installments will be made over a 20 year period or (ii) as a Scheduled In-Service Distribution under Section 7.3 of annual installment payments but does not specify the installment payment period, the annual installments will be made over a 5 year period.
7.5    Payment Elections Under 2008 Plan (Evergreen). A payment election made by a Participant under the 2008 Plan for the time and form of payment of his compensation deferrals and attributable company matching contributions under the 2008 Plan and which is still in effect thereunder as of December 31, 2019 shall continue to apply under the Plan to his Compensation Deferrals and attributable Company Matching Contributions for the Plan Year beginning on the Restatement Effective Date (and any performance periods which begin in such Plan Year) and future Plan Years (and performance periods beginning in any such Plan Year) (on an evergreen basis), unless and until he makes a new Payment Election under Section 7.2 or 7.3. A Participant must make at least an initial Payment Election under Section 7.2 for any Company Discretionary Contributions for the Plan Year beginning on the Restatement Effective Date (and any performance periods which begin in such Plan Year). Finally, the payment elections made by a Participant under the 2008 Plan for the time and form of payment of his compensation deferrals, company matching contributions and any company contributions under the 2008 Plan as held in his Sub-Accounts shall continue to apply to such amounts as now held under the Plan in the Sub-Accounts for the contribution effective on and after the Restatement Effective Date. The payment election of a Participant for a scheduled in-service distribution under the 2008 Plan shall not continue under the Plan as a Payment Election under the Plan with respect to Compensation Deferrals and attributable Company Matching Contributions or any Company Discretionary Contributions for the Plan Years beginning on and after the Restatement Effective Date, but the payment election of any such scheduled in-service distribution for any Sub-Account prior to the Restatement Effective Date shall continue to apply for the payment of such Sub-Accounts under the Plan.
7.6    Installment Payment Calculation. Installment payments are calculated and recalculated monthly (or annually) by multiplying the current applicable Sub-Account balance for a Plan Year by a fraction, with the (i) numerator of one and (ii) denominator as the remaining number of monthly (or annual) payments to be made to the Participant (including the payment being made). However, with respect to a Termination Distribution, the aggregate monthly installment payment amount of the Sub-Accounts which are payable at the same time and form of payment of monthly installments shall be no less than $300, which may effectively reduce the actual annual payment period for monthly installment payments elected by the Participant. All installment payments will stop when the value of the Sub-Account subject to the installment payments is reduced to zero.
7.7    Subsequent Payment Election. Once an Election Agreement becomes irrevocable under Section 6.2 or 6.3, a Participant may modify his Payment Election of a Sub-Account only in accordance with a Subsequent Payment Election (as so provided in Section 10.4).
ARTICLE VIII
ACCOUNTS

8.1    Participant Accounts. The Plan Administrator shall establish an Account in the name of each Participant which will contain Sub-Accounts to which amounts shall be allocated on the basis of the time and form of payment of such amounts within each such Sub-Account. A Participant’s Account and Sub-Accounts shall be maintained by the Plan Administrator in accordance with the terms of the Plan until all of his Sub-Accounts have been distributed to him or his Beneficiary in accordance with the terms of the Plan.
8.2    Investment Return. Each Sub-Account shall be deemed to bear an investment return on all existing amounts and future contributions as if the Sub-Account were invested in the manner elected by the Participant from a list of investment funds determined by the Plan Administrator, from the date of crediting, and income and losses thereon, through the date of complete distribution of the Sub-Account. A Participant may change his investment election as of the dates specified by the Plan Administrator in accordance with the procedures specified by the Plan Administrator. The Company and Participating Employers shall have no obligation to actually invest funds pursuant to a Participant’s investment elections and, if the Company or Participating Employer does invest funds, a Participant shall have no rights to any invested assets other than as a general unsecured creditor of the Company or Participating Employer. The Plan Administrator will select a default investment fund for each Participant who does not elect an investment fund for his Account.
8.3    Valuation of Sub-Accounts. The value of a Sub-Account of a Participant as of any Valuation Date shall equal the value of his Sub-Account on the previous Valuation Date, plus the amounts credited to such Sub-Account, less any payments debited to such Sub-Account, plus the investment gain or loss deemed to be earned on such Sub-Account in accordance with Section 8.2, through the Valuation Date.
ARTICLE IX
VESTING

9.1    Compensation Deferrals. A Participant shall at all times have a fully vested and nonforfeitable interest in all amounts in his Compensation Deferrals Sub-Account.
9.2    Company Contributions. A Participant shall have a fully vested and nonforfeitable interest in all amounts in his Company Matching Contributions and Company Discretionary Contributions Sub-Accounts upon either of the following:
(a)    Three Years of Service: His completion of three (3) Years of Service; or
(b)    Death During Employment: His death prior to his Termination of Employment, regardless of his Years of Service.

However, the Company reserves the right to make any particular Participant fully vested in some or all of his Company Matching Contributions and Company Discretionary Contributions Sub-Accounts, provided that no change occurs in the time and form of payment of such Sub-Accounts.

9.3    Years of Service. A Year of Service of a Participant is each twelve months of his continuous service (as defined below) with the Affiliated Group, based on the following:
(a)    Monthly Crediting. A Participant will earn one-twelfth (1/12th) of a Year of Service for each month of his continuous service, treating each calendar month or portion of a calendar month in which he is credited with continuous service as 1/12th of a Year of Service.
(b)    Reemployment Within 12 Months. Notwithstanding the foregoing, if a Participant who has Terminated Employment is reemployed with the Affiliated Group within 12 consecutive months of the date of his Termination of Employment (or, if earlier, beginning on the date of his absence from service with the Affiliated Group), then he nevertheless shall be treated as if he were in continuous service for the period between the date of his Termination of Employment and reemployment with the Affiliated Group.
(c)    Continuous Service. The “continuous service” of a Participant shall begin on his employment commencement date or any reemployment commencement date as an Employee of the Affiliated Group and the date of his Termination of Employment that next follows such employment commencement date or reemployment commencement date.
(d)    Employment Dates. The employment commencement date of a Participant means the date he first completes an hour of service as an Employee of the Affiliated Group. An hour of service is as an hour for which he is paid, or entitled to payment, for the performance of duties for the Affiliated Group. The reemployment commencement date of a Participant means the first date following the date of his Termination of Employment on which he again completes an hour of service.
(e)    Uniformed Services. The determination of the Years of Service of a Participant shall be subject to applicable requirements of USERRA and related laws.
9.4    Death During Qualified Military Service. For purposes of determining whether a Participant is 100% vested under Section 9.2(b), a Participant who is absent from employment as an Employee because of military service and who dies while performing qualified military service (as described in USERRA) shall be treated as having returned to employment with a Participating Employer or other member of the Affiliated Group immediately prior to his death and as having died while employed by a Participating Employer or Affiliated Group member.
9.5    Non-Vested Termination. Upon the Termination of Employment of a Participant who is not fully vested in his Company Matching Contribution and Company Discretionary Contribution Sub-Accounts, the non-vested portion of such Sub-Accounts shall be immediately forfeited and his Years of Service shall be immediately disregarded under the Plan, subject to reinstatement under Section 11.5.
ARTICLE X
PLAN DISTRIBUTIONS

10.1    Plan Distributions. The Plan shall distribute the vested Sub-Accounts of a Participant pursuant to the terms of his Payment Election for the particular Sub-Account, subject to the provisions of this Article.
10.2    Termination Distribution (or other Termination of Employment). Upon the Termination of Employment of a Participant, the Plan shall distribute to him the vested portion of a Sub-Account based on the time and form of payment specified in his Payment Election for the Sub-Account as a Termination Distribution under Section 7.2 or 7.5, or as a Scheduled In-Service Distribution under Section 7.3 or 7.5 and which is being made as a result of his Termination of Employment, subject to the following:
(a)    Key Employee. If the Participant is a Key Employee as of the date of his Termination of Employment and Separation from Service, then a lump sum payment or monthly installments payments (as applicable) of his applicable Sub-Accounts shall not be made or commence to him before the first business day of the seventh month following the date of his Termination of Employment and Separation from Service.
(b)    Small Benefits. Notwithstanding the Payment Elections of a Participant, if at the time of his Termination of Employment his entire Account as of the most recent Valuation Date is less than $10,000, then his entire Account shall be distributed to him in a lump sum payment after the date of his Termination of Employment, subject to subsection (a) above if the Participant is a Key Employee. However, a payment shall be made under this subsection (b) only if (i) the payment results in the termination and liquidation of the entirety of his interest under the Plan and similar limited cashout payments are made to him after his Termination of Employment under all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2) as an account balance plan of the Affiliated Group and (ii) the total of all such payments are not greater than the applicable dollar amount under Code Section 402(g)(1)(B) for the Plan Year which includes the date of his Termination of Employment. The provisions of this subsection (b) shall be applied only at the time of his Termination of Employment and, therefore, shall not apply (for example) at the later payment or commencement of payment of his Sub-Accounts or if he is receiving monthly installment payments and value of all his Sub-Accounts under the Plan later becomes less than $10,000.
(c)    Minimum Monthly Installments. Pursuant to Section 7.6, the minimum monthly installment payment under the Plan shall be $300 (except for the final payment).
(d)    Subsequent Payment Election. If a Participant makes a timely Subsequent Payment Election under Section 10.4, his applicable Sub-Account shall be distributed pursuant to the terms of the Subsequent Payment Election, but nevertheless subject to the six month delay provision for Key Employees under subsection (a) above.
(e)    Death of Participant. Upon the death of a Participant, his Sub-Accounts shall be paid at the time and form of payment provided under Section 10.5, which shall apply notwithstanding his Payment Election for the Sub-Accounts and regardless of whether he is a Key Employee or made a Subsequent Payment Election under Section 10.4.
(f)    Actual Payment or Commencement. The Sub-Account of a Participant which becomes payable under this Section shall be paid in a lump sum payment or commence in monthly installment payments (as applicable) to him during the 60-day period that begins on the first business day of the month following the 30th day after the date of the distribution event giving rise to the payment of the Sub-Account (i.e., as consisting of the date of his Termination of Employment or attainment of a specified age, as applicable, as may be provided under his Payment Election for the Sub-Account). However, in the case of a Key Employee under subsection (a) above, the lump sum payment or monthly installment payments shall be paid or commence on the first business day of the seventh month following his Separation from Service, if such date is later than the first day of the foregoing 60-day period.
10.3    Scheduled In-Service Distribution (other than at Termination of Employment). Upon the applicable February 1st date of a Participant who made a Payment Election under Section 7.3 to receive a Scheduled In-Service Distribution which is not being made as a result of his Termination of Employment (pursuant to subsection (c) thereof), the Plan shall distribute to him his Compensation Deferral Sub-Account based on the time and form of payment specified in his Payment Election for the Compensation Deferral Sub-Account as a Scheduled In-Service Distribution under Section 7.3, subject to the following:
(a)    Subsequent Payment Election. If a Participant makes a timely Subsequent Payment Election under Section 10.4, his applicable Compensation Deferral Sub-Account shall be distributed pursuant to the terms of the Subsequent Payment Election.
(b)    Death of Participant. Upon the death of a Participant, his Sub-Accounts shall be paid at the time and form of payment provided under Section 10.5, notwithstanding his Payment Election for the Compensation Deferral Sub-Account (or, if applicable, under a Subsequent Payment Election he may have made under Section 10.4 for such Sub-Account).

(c)    Actual Payment or Commencement. The Sub-Accounts of a Participant which become payable under this Section shall be paid in a lump sum payment or commence in annual installment payments (as applicable) to him during the 60-day period that begins on the first business day of the month following the 30th day after the February 1st date giving rise to the payment of the Compensation Deferral Sub-Account as a Scheduled In-Service Distribution, which shall apply regardless of whether the Participant is a Key Employee.
The foregoing provisions of this Section 10.3 also shall separately apply to a Scheduled In-Service Distribution of a Participant under Section 7.5 of any vested Company Matching Contribution Sub-Accounts or vested Company Discretionary Contribution Sub-Accounts from under the 2008 Plan which are subject to the Scheduled In-Service Distribution and which are not being made as a result of his Termination of Employment (pursuant to payment election terms thereof).
10.4    Subsequent Payment Election. Notwithstanding the terms of a Payment Election of a Participant for a Termination Distribution or a Scheduled In-Service Distribution of any particular Sub-Account, a Participant may change his Payment Election therefor by making a Subsequent Payment Election with respect to the Sub-Account, subject to the following:
(a)    Applicable Sub-Account, Permissible Elections. The Subsequent Payment Election by a Participant may apply to any particular Sub-Account of the Participant, but shall apply to the entire amount thereof. A Participant may make no more than two Subsequent Payment Elections with respect to an applicable Sub-Account. A Participant who made a Payment Election for a Termination Distribution of a Sub-Account may not make a Subsequent Payment Election to a time and form of payment applicable for a Scheduled In-Service Distribution for the Sub-Account (or vice versa).
(b)    Advance 12-Month Election. The Participant must make the Subsequent Payment Election and deliver it to the Plan Administrator at least twelve months before the first day of the month that the payment or commencement of his applicable Sub-Account would otherwise be paid in a lump sum payment or commence in installment payments, determined without regard to the six month delay under Section 10.2(a) and (f) if the Participant is or may become a Key Employee.
(c)    Plan Administrator Acceptance, Election Irrevocability. The Subsequent Payment Election of a Participant may not take effect until at least twelve (12) months after the date accepted by the Plan Administrator. The Subsequent Payment Election most recently accepted by the Plan Administrator and that satisfies the requirements of this Section 10.4 shall govern the payout of his applicable Sub-Account. A Subsequent Payment Election of a Participant with respect to an applicable Sub-Account shall become irrevocable when received by the Plan Administrator.
(d)    Defer Time of Payment. The Participant must elect to defer the time of payment of his applicable Sub-Account in the following respects (as applicable):
(1)    Termination Distribution (Termination only). If the time of payment of the applicable Sub-Account to be made as a Termination Distribution is based solely on his Termination of Employment (such as under the Plan in Section 7.2(a)(1)), then he must elect a new time of payment for the Sub-Account of either of the following:
(A)     The fifth anniversary of the first business day of the month that the Sub-Account would otherwise have been paid or commenced under the Plan on account of his Termination of Employment under Section 10.2.
(B)     The later of (i) the date specified in subparagraph (A) above or (ii) the first business day of the month after his attainment of age 45, 50, 55, 60 or 65 (as specified in his Subsequent Payment Election).

(2)    Termination Distribution (Termination/Specified Age). If the time of payment of the applicable Sub-Account to be made as a Termination Distribution is based on the later of his Termination of Employment or a specified age (such as under the Plan in Section 7.2(a)(2)) but other than age 65, then he must elect a new time of payment for the Sub-Account of either of the following:
(A)     The later of (i) the fifth anniversary of the first business day of the month that the Sub-Account would otherwise have been paid or commenced under the Plan on account of his Termination of Employment under Section 10.2 or (ii) the fifth anniversary of the first business day of the month that the Sub-Account would otherwise have been paid or commenced under the Plan on account of his attainment of the specified age in his Payment Election under Section 10.2.
(B)     The later of (i) the date specified in subparagraph (A) above or (ii) the first business day of the month after his attainment of age 45, 50, 55, 60 or 65 (as specified in his Subsequent Payment Election). (A Participant who had elected a time of payment of a Sub-Account of the later of his Termination of Employment or age 65, therefore, cannot make a Subsequent Payment Election with respect to the Sub-Account.)
(3)    Scheduled In-Service Distribution. If an applicable Sub-Account is to be made as a Scheduled In-Service Distribution, then he must elect a new time of payment of a date which is no sooner than the earlier of (i) the fifth anniversary of the first business day of the month that the Sub-Account would otherwise have been paid or commenced on account of reaching the February 1st date under Section 10.3 or (ii) the first business day of the month that the Sub-Account would otherwise have been paid or commenced on account of his Termination of Employment under the Plan under Section 10.2.
However, the time of payment as elected by the Participant under this subsection (d) shall in any event be subject to the six month delay provision for Key Employees under Section 10.2(a) and (f).
(e)    Form of Payment. The Participant may change the form of payment of his applicable Sub-Account to another available form of payment (i) with respect to a Termination Distribution, as available under Section 7.2(b) (e.g., from an original form of payment under his Payment Election of a lump sum payment to monthly installment payments, or vice versa) or (ii) with respect to a Scheduled In-Service Distribution, as available under Section 7.3(b) (e.g., from an original form of payment under his Payment Election of annual installment payments to a lump sum payment, or vice versa).
(f)    Participant Death. In the event of the death of the Participant, Section 10.5 shall control the time and form of payment of an applicable Sub-Account for which he made a Subsequent Payment Election. Further, a Beneficiary may not make a Subsequent Payment Election.
(g)    No Acceleration. The Plan Administrator shall disregard any Subsequent Payment Election by a Participant to the extent such election would result in an acceleration of the time or schedule of any payment or amount scheduled to be paid under the Plan within the meaning of Code Section 409A.
(h)    Actual Payment or Commencement. An applicable Sub-Account for which a Participant makes a Subsequent Payment Election shall be paid in a lump sum payment or commence in monthly installment payments (as applicable) to him during the 60-day period that begins on the first business day of the month following the 30th day after the new specified time of payment of the distribution event giving rise to the payment of the Sub-Account (i.e., Termination of Employment, attainment of a specified age or February 1st date, as applicable). However, in the case of a Participant who is a Key Employee as of the date of his Termination of Employment and Separation from Service, the lump sum payment or monthly installment payments as payable on account of a distribution event of his Termination of Employment shall be paid or commence on the first business day of the seventh month following his Termination of Employment, if such date is later than the first day of the foregoing 60-day period.
10.5    Death. Upon the death of a Participant, the Plan shall distribute to his Beneficiary the vested portion of his Sub-Accounts at the time and form of payment as provided in this Section, as follows:
(a)    Death Before Payment/Commencement. If the Participant dies before the actual payment or commencement of distribution of a vested Sub-Account from the Plan (determined by reference to the first day of the applicable 60 day period specified under Section 10.2(f), 10.3(c) or 10.4(h) or, if applicable for a Key Employee, the first business day of the seventh month thereunder), then his Beneficiary will receive his such vested Sub-Account at the following time and form of payment:
(1)    Immediate Distribution. The Beneficiary shall receive the vested Sub-Account as soon as practicable after the death of the Participant (and therefore without regard to the Participant’s elected time of payment of his Sub-Account, including if applicable a deferred time of payment under a Subsequent Payment Election he may have made under Section 10.4).
(2)    Same Form of Payment. The Beneficiary shall receive the vested Sub-Account in a lump sum or monthly or annual installment payments (as applicable), based on the Participant’s Payment Election of the form of payment of the Sub-Account (including, if applicable, any such new form of payment under a Subsequent Payment Election he may have made under Section 10.4).
(b)    Death After Payment/Commencement. If the Participant dies on or after the actual payment or commencement of distribution of a vested Sub-Account from the Plan (as determined in subsection (a) above), then his Beneficiary will continue to receive any remaining payments of such vested Sub-Account at the same time and form of payment as being made to the Participant.
(c)    Trust. If the Participant designates a trust as his Beneficiary, the Plan Administrator shall determine the rights of the trustee without responsibility for determining the validity, existence or provisions of the trust. Further, neither the Plan Administrator nor the Company shall have responsibility for the application of sums paid to the trustee or for the discharge of the trust.
(d)    Designation by Beneficiary. After the death of the Participant, his Beneficiary may designate his own beneficiary for the payment of the remaining payments of the vested Sub-Accounts in the event of the death of the Beneficiary. In the absence of a beneficiary designation or an effective designation by the Beneficiary, the beneficiary shall be the estate of the Beneficiary.
(e)    Actual Payment or Commencement. The vested Sub-Account of a Participant which become payable under subsection (a) above shall be paid in a lump sum payment or commence in monthly installment payments (as applicable) to his Beneficiary during the 60-day period that begins on the first business day of the month following the 30th day after the date of the death of the Participant, which shall apply regardless of whether the Participant is a Key Employee.
ARTICLE XI
REEMPLOYMENT

11.1    Reemployment. Upon the reemployment of a Participant or Eligible Employee under the Plan after his Termination of Employment, his re-participation in the Plan, Deferral Elections, Years of Service and Plan distributions will be governed by the provisions of this Article.
11.2    Re-Participation in Plan. A reemployed Participant or Eligible Employee will be eligible to re-participate in the Plan only if he is reemployed by a Participating Employer as an Eligible Employee and the Company (or its delegate) designates him as eligible for the Plan under Section 3.3 and/or Section 3.4, subject to the provisions thereof.

11.3    Deferral Elections and Payment Elections. In the event a Participant is reemployed by a member of the Affiliated Group, then his Deferral Elections under Article IV and Payment Elections under Article VII shall be subject to the following:
(a)    Reemployment in Same Plan Year. If he is reemployed in the same Plan Year as his Termination of Employment (regardless of whether he is reemployed as an Eligible Employee or otherwise), then he will be treated as a Participant who undergoes an employment status change under Section 3.6 or 3.7 (as applicable) and the provisions thereof shall apply to him regarding his Deferral Elections and Payment Elections for the current Plan Year.
(b)    Reemployment in Later Plan Year. If he is reemployed in a later Plan Year than his Termination of Employment, and he is thereafter designated by the Company as eligible for the Plan under Section 3.3 and/or Section 3.4, then he may make a Deferral Election under the Plan only under Section 4.3 during the next Open Enrollment Period and he may make a new Payment Election under Section 7.2 or 7.3 for the next Plan Year (or performance periods beginning in such Plan Year).
11.4    Fully Vested Participant. A reemployed Participant or Eligible Employee who was credited with at least three (3) Years of Service shall never lose credit for his previous Years of Service, regardless of the length of the break in his employment with the Affiliated Group, and therefore will be fully vested in any future Company Matching Contributions and any Company Discretionary Contributions which are subject to the three year vesting schedule under Section 9.2(a). In addition, if he is reemployed within 12 consecutive months, he may be eligible for continued service credit under Section 9.3(b) to determine his Years of Service.
11.5    Non-Vested Participant. Upon the reemployment of a Participant who was credited less than three (3) Years of Service, then his previously forfeited non-vested Company Matching Contribution and Company Discretionary Contribution Sub-Accounts under Section 9.5 shall be reinstated under the Plan (without earnings after the date of the forfeiture) and his previously disregarded Years of Service under the Plan under Section 9.5 shall be restored under the Plan, provided that (i) he is reemployed with a Participating Employer as an Eligible Employee who is designated by the Company (or its delegate) as eligible for the Plan and (ii) the period between the date of his Termination of Employment and reemployment date as an Eligible Employee is less than five years. In addition, if he is reemployed within 12 consecutive months, he may be eligible for continued service credit under Section 9.3(b) to determine his Years of Service.
11.6    Current Installment Payments. Upon the reemployment of a Participant who is receiving current monthly or annual installment payments under Sections 10.2, 10.3 or 10.4, his installment payments shall not be suspended but shall continue in accordance with the terms of his Payment Election made under Section 7.2 or 7.3 or Subsequent Payment Election under Section 10.4.
ARTICLE XII
PARTICIPATING EMPLOYERS

12.1    Participating Employer. The Participating Employers of the Plan shall consist of the Company and each other member of the Affiliated Group which, with the written authorization of the board of directors of the Company (or its delegate), adopts the Plan for the benefit of its Eligible Employees pursuant to a resolution of its governing board (or its delegate).
12.2    Separate Accounting The Plan Administrator shall maintain separate accounting for each Participating Employer to reflect its benefit obligations under the Plan, including contributions, disbursements, investment experience and expenses allocable thereto under the Plan attributable to each Participant, based on periods of each Participant’s employment as an Eligible Employee of the Participating Employer and without regard to transfers of employment between Participating Employers.
12.3    Separate Benefit Obligations. A Participating Employer shall be obligated to make Plan benefit payments based on the separate accounting of its benefit obligations under Section 12.2, unless the board of directors of the Company otherwise determines that the Company shall be the obligor.
ARTICLE XIII
SPECIAL CODE SECTION 409A PROVISIONS

13.1    Permitted Acceleration of Payment. To the extent permitted by Code Section 409A, the Plan Administrator may, in its sole discretion, accelerate the time or form of a payment under the Plan as provided in this Section. The provisions of this Section are intended to comply with the exception to accelerated payments under Treasury Regulation Section 1.409A-3(j) and shall be interpreted and administered accordingly.
(a)    Domestic Relations Order. The Plan Administrator may, in its sole discretion, accelerate the time or schedule of a payment under the Plan to an individual other than the Participant as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).
(b)    Federal Government Employee Ethics Agreement. The Plan Administrator may, in its sole discretion, provide for the acceleration of the time or schedule of a payment under the Plan to the extent necessary for any Federal officer or employee in the executive branch to comply with an ethics agreement with the Federal government.
(c)    Government Ethics Law, Conflict. Additionally, the Plan Administrator may, in its sole discretion, provide for the acceleration of the time or schedule of a payment under the Plan to the extent reasonably necessary to avoid the violation of an applicable Federal, state, local, or foreign ethics law or conflicts of interest law (including where such payment is reasonably necessary to permit the Participant to participate in activities in the normal course of his position in which the Participant would otherwise not be able to participate under an applicable rule).
(d)    Applicable Withholding Taxes. The Plan Administrator may, in its sole discretion, provide for the acceleration of the time or schedule of a payment under the Plan to pay the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a), and 3121(v)(2), or the Railroad Retirement Act (RRTA) tax imposed under Code Sections 3201, 3211, 3231(e)(1), and 3231(e)(8), where applicable, on compensation deferred under the Plan (the FICA or RRTA amount). Additionally, the Plan Administrator may, in its sole discretion, provide for the acceleration of the time or schedule of a payment, to pay the income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA or RRTA amount, and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. However, the total payment under this acceleration provision must not exceed the aggregate of the FICA or RRTA amount, and the income tax withholding related to such FICA or RRTA amount.
(e)    Code Section 409A Failure. Subject to Article X regarding the six month delay for Key Employees, the Plan Administrator may, in its sole discretion, provide for the acceleration of the time or schedule of a payment under the Plan at any time the Plan fails to meet the requirements of Code Section 409A. The payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.
(f)    Withholding Taxes. Subject to Article X regarding the six month delay to Key Employees, the Plan Administrator may, in its sole discretion, provide for the acceleration of the time or schedule of a payment under the Plan to reflect payment of state, local, or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan before the amount is paid or made available to the participant (the state, local, or foreign tax amount). Such payment may not exceed the amount of such taxes due as a result of participation in the Plan. The payment may be made in the form of withholding pursuant to provisions of applicable state, local, or foreign law or by payment directly to the Participant. Additionally, the Plan Administrator may, in its sole discretion, provide for the acceleration of the time or schedule of a payment under the Plan to pay the income tax at source on wages imposed under Code Section 3401 as a result of such payment and to pay the additional income tax at source on wages imposed under Code Section 3401 attributable to such additional wages and taxes. However, the total payment under this acceleration provision must not exceed the aggregate of the state, local, and foreign tax amount, and the income tax withholding related to such state, local, and foreign tax amount.
(g)    Participant Debt. Subject to Article X regarding the six month delay for Key Employees, the Plan Administrator may, in its sole discretion, provide for the acceleration of the time or schedule of a payment under the Plan as satisfaction of a debt of the Participant to the Company (or any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c)), where such debt is incurred in the ordinary course of the service relationship between the Company (or any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c)) and the Participant, the entire amount of reduction in any of the taxable years of the Company (or any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c)) does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
(h)    Participant Settlement. Subject to Article X regarding the six month delay for Key Employees, the Plan Administrator may, in its sole discretion, provide for the acceleration of the time or schedule of a payment under the Plan where such payments occur as part of a settlement between the Participant and the Company (or any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c)) of an arm’s length, bona fide dispute as to the Participant’s right to the deferred amount.
(i)    Plan Termination. Subject to Article X regarding the six month delay for Key Employees, the Plan Administrator may, in its sole discretion, provide for the acceleration of the time or schedule of a payment under the Plan as provided in Section 15.2 regarding termination of the Plan.
(j)    Other Circumstances. Subject to Article X regarding the six month delay for Key Employees, a payment may be accelerated upon such other events and conditions as the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
Except as otherwise specifically provided in the Plan, including but not limited to this Section 13.1 and Section 15.2 regarding termination of the Plan, the Plan Administrator may not accelerate the time or schedule of any payment or amount scheduled to be paid under the Plan within the meaning of Code Section 409A.
The six month delay provision for Key Employees under Article X does not apply to a payment made under the circumstances described in subsections (a) through (d) of this Section 13.1.
13.2    Delay of Payments. To the extent permitted under Code Section 409A, the Plan Administrator may, in its sole discretion, delay payment under any of the following circumstances, provided that the Plan Administrator treats all payments to similarly situated Participants on a reasonably consistent basis:
(a)    Company Deduction. A payment may be delayed to the extent that the Plan Administrator reasonably anticipates that if the payment were made as scheduled, the Company’s deduction with respect to such payment would not be permitted due to the application of Code Section 162(m). If a payment is delayed pursuant to this subsection (a), then the payment must be made either (i) during the Company’s first taxable year in which the Plan Administrator reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Code Section 162(m), or (ii) during the period beginning with the first business day of the seventh month following the Participant’s separation from service as defined in Code Section 409A (the “six month anniversary”) and ending on the later of (x) the last day of the taxable year of the Company in which the six month anniversary occurs or (y) the 15th day of the third month following the six month anniversary. Where any scheduled payment to a specific Participant in a Company’s taxable year is delayed in accordance with this paragraph, all scheduled payments to that Participant that could be delayed in accordance with this paragraph must also be delayed. The Plan Administrator may not provide the Participant an election with respect to the timing of the payment under this subsection (a). For purposes of this subsection (a), the term Company includes any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c).
(b)    Violate Federal Securities Laws. A Payment may be delayed where the Plan Administrator reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law; provided that the delayed payment is made at the earliest date at which the Plan Administrator reasonably anticipates that the making of the payment will not cause such violation. For purposes of the preceding sentence, the making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.
(c)    Other IRS Permitted Events. A payment may be delayed upon such other events and conditions as the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
13.3    Actual Payment Date. To the extent permitted by Code Section 409A, the Plan Administrator may delay payment in the event that it is not administratively possible to make payment on the date (or within the periods) specified in this Article XIII, or the making of the payment would jeopardize the ability of the Company (or any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c)) to continue as a going concern. Notwithstanding the foregoing, payment must be made no later than the latest possible date permitted under Code Section 409A.
13.4    Compliance with Code Section 409A. The Plan is intended to comply with the provisions of Code Section 409A, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be paid or made available to Participants or his beneficiaries. The Plan shall be construed, administered, and governed in a manner that effects such intent, and the Plan Administrator shall not take any action that would be inconsistent with such intent. Although the Plan Administrator shall use its best efforts to avoid the imposition of taxation, interest and penalties under Code Section 409A, the tax treatment of deferrals under the Plan is not warranted or guaranteed. Neither the Company, the board of directors of the Company, nor the Plan Administrator (nor its designee) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant, Beneficiary or other taxpayer as a result of the Plan. Any reference in this Plan to Code Section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Code Section 409A by the U.S. Department of Treasury or the Internal Revenue Service. For purposes of the Plan, the phrase “permitted by Code Section 409A,” or words or phrases of similar import, shall mean that the event or circumstance shall only be permitted to the extent it would not cause an amount deferred or payable under the Plan to be includible in the gross income of a Participant or Beneficiary under Code Section 409A(a)(1).

ARTICLE XIV
ADMINISTRATION

14.1    Plan Administrator. The Company shall have the sole responsibility for the administration of the Plan and is designated as Plan Administrator.
14.2    Appointment of Plan Administrator. The Company may delegate its duties as Plan Administrator to the Benefit Plans Committee. The members of the Benefit Plans Committee shall be selected by the Company. If a Benefit Plans Committee is appointed, it shall be the Plan Administrator.
14.3    Powers of Plan Administrator. The Plan Administrator shall have the full and exclusive power, discretion and authority to administer the Plan. The determinations and decisions of the Plan Administrator are final and binding on all persons. The Plan Administrator’s powers shall include but shall not be limited to, the power to (i) maintain records pertaining to the Plan, (ii) the discretionary authority to construe and interpret the terms and provisions of the Plan, (iii) establish procedures by which Participants may apply for benefits under the Plan and appeal a denial of benefits, (iv) determine the rights under the Plan of any Participant applying for or receiving benefits, (v) administer the claims procedure provided in this Article, (vi) perform all acts necessary to meet the reporting and disclosure obligations imposed by ERISA and (vii) delegate specific responsibilities for the operation and administration of the Plan to such employees or agents as it deems advisable and necessary. In the exercise of its powers, the Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by any accountant or consultant and upon opinions given by any legal counsel in each case duly selected by the Plan Administrator.
14.4    Limitation of Liability. The Plan Administrator, the Company and its officers and board of directors shall not be liable for any act or omission relating to their duties under the Plan, unless such act or omission is attributable to their own willful misconduct or lack of good faith.

14.5    Claims Procedures. All claims under the Plan shall be directed to the attention of the Plan Administrator. Any Participant or Beneficiary whose application for benefits or other claim under the Plan has been denied, in whole or in part, shall be given written notice of the denial by the Plan Administrator within sixty (60) days after the receipt of the claim. The notice shall explain that the Participant or Beneficiary may request a review of the denial and the procedure for requesting review. The notice shall describe any additional information necessary to perfect the Participant’s or Beneficiary’s claim and explain why such information is necessary. If a Participant or Beneficiary does not receive a written response to a claim within sixty (60) days after receipt of the claim by the Plan Administrator, the claim will be deemed to be denied. A Participant or Beneficiary may make a written request to the Plan Administrator for a review of any denial of claims under the Plan. The request for review must be in writing and must be made within sixty (60) days after the mailing date of the notice of denial or the deemed denial. The request shall refer to the provisions of the Plan on which it is based and shall set forth the facts relied upon as justifying a reversal or modification of the determination being appealed. A Participant or Beneficiary who requests a review of denial of claims in accordance with this claims procedure may examine pertinent documents and submit pertinent issues and comments in writing. A Participant or Beneficiary may have a duly authorized representative act on his behalf in exercising his right to request a review and any other rights granted by this claims procedure. The Plan Administrator shall provide a review of the decision denying the claim within sixty (60) days after receiving the written request for review. If a Participant or Beneficiary does not receive a written response to a request for a review within the foregoing time limit, such request will be deemed to be denied. A decision by the Plan Administrator for review shall be final and binding on all persons.
14.6    Withholding of Taxes. Subject to Section 13.1, to the extent required by the law in effect at the time payments are made, the Company may withhold or cause to be withheld from any amounts deferred or payable under the Plan all federal, state, local and other taxes as shall be legally required. The Company shall have the right in its sole discretion to (i) require a Participant to pay or provide for payment of the amount of any taxes that the Company may be required to withhold with respect to amounts that the Company credits to a Participant’s Account or (ii) deduct from any amount of salary, commission, bonus, incentive compensation or other payment otherwise payable in cash to the Participant the amount of any taxes that the Company may be required to withhold with respect to amounts that the Company credits to a Participant’s Account.
ARTICLE XV
AMENDMENT AND TERMINATION

15.1    Amendment or Termination. The Company reserves the right to amend, terminate or freeze the Plan, in whole or in part, at any time by action of its board of directors and the Benefit Plans Committee reserves the right to amend or modify the Plan with respect to administrative matters at any time without prior notice by action of the Benefit Plans Committee. Moreover, the Benefit Plans Committee may amend the Plan at any time in its sole discretion to ensure that the Plan complies with the requirements of Code Section 409A or other applicable law; provided, however, that such amendments, in the aggregate, may not materially increase the benefit costs of the Plan. In no event shall any such action by the board of directors of the Company or Benefit Plans Committee adversely affect any Participant or Beneficiary who has an Account, or result in any change in the timing or manner of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or Beneficiary, unless the board of directors or the Benefit Plans Committee, as the case may be, determines in good faith that such action is necessary to ensure compliance with Code Section 409A. A Company affiliated with the Company which has adopted the Plan may terminate its participation in the Plan at any time by action of its board of directors or its delegate, except as may otherwise be prohibited by Code Section 409A. To the extent permitted by Code Section 409A, the Committee may, in its sole discretion, modify the rules applicable to Deferral Elections, Payment Elections and Subsequent Payment Elections to the extent necessary to satisfy the requirements of the Uniformed Service Employment and Reemployment Rights Act of 1994, as amended, 38 U.S.C.4301- 4334.
15.2    Distributions Upon Termination of Plan. In the event that the Plan is terminated, the amounts allocated to a Participant’s Sub-Accounts shall be paid to the Participant or his Beneficiary on the dates on which the Participant or his Beneficiary would otherwise receive payments hereunder without regard to the termination of the Plan. Notwithstanding the preceding sentence, and subject to Section 10.2(a) and Article X regarding the six month delay for Key Employees:
(a)    Corporate Events. The Company, by action of its board of directors, shall have the authority, in its sole discretion, to terminate the Plan and pay each Participant’s entire Account to the Participant or, if applicable, his Beneficiary within twelve (12) months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(a), provided that the amounts are included in the Participant’s gross income in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received): (i) the calendar year in which the Plan termination and liquidation occurs; (ii) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture as defined under Code Section 409A; or (iii) the first calendar year in which the payment is administratively practicable.
(b)    Change in Control. The Company, by action of its board of directors, shall have the authority, in its sole discretion, to terminate the Plan and pay each Participant’s entire Account to the Participant or, if applicable, his Beneficiary pursuant to an irrevocable action taken by the board of directors within the 30 days preceding or the 12 months following a Change in Control (as defined herein), provided that this paragraph will only apply if all agreements, methods, programs, and other arrangements sponsored by the Company (or any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c)) immediately after the time of the change in control event with respect to which deferrals of compensation are treated as having been deferred under a single plan under Code Section 409A are terminated and paid with respect to each Participant that experienced the Change in Control event, so that under the terms of the termination and payment all such Participants are required to receive all amounts of compensation deferred under the terminated agreements, methods, programs, and other arrangements within 12 months of the date the Company (or any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c)) irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs, and other arrangements. For purposes hereof, a “Change in Control” means the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, within the meaning of Code Section 409A.
(c)    Company Financial Health. The Company, by action of its board of directors, shall have the authority, in its sole discretion, to terminate the Plan and pay each Participant’s entire Account to the Participant or, if applicable, his Beneficiary, provided that: (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company (or any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c)); (ii) the Company (or any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c)) terminates and liquidates all agreements, methods, programs, and other arrangements sponsored by the Company (or any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c)) that would be aggregated with any terminated and liquidated agreements, methods, programs, and other arrangements under Code Section 409A if the same Participant had deferrals of compensation under all of the agreements, methods, programs, and other arrangements that are terminated and liquidated; (iii) no payments in liquidation of the Plan are made within 12 months of the date the board of directors takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred; (iv) all payments are made within 24 months of the date the board of directors takes all necessary action to irrevocably terminate and liquidate the Plan; and (v) the Company (or any entity which would be considered to be a single employer with the Company under Code Section 414(b) or Section 414(c)) does not adopt a new plan that would be aggregated with any terminated and liquidated plan under Code Section 409A if the same Participant participated in both plans, at any time within three years following the date the board takes all necessary action to irrevocably terminate and liquidate the Plan.
(d)    Other Events. The Company, by action of its board of directors, shall have the authority, in its sole discretion, to terminate the Plan and pay each Participant’s entire Account to the Participant or, if applicable, his Beneficiary upon such other events and conditions as the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
ARTICLE XVI
MISCELLANEOUS

16.1    Unfunded Plan. The Plan shall be an unfunded plan maintained by each Participating Employer with respect to its Eligible Employees for the purpose of providing benefits for a select group of management or highly compensated employees under ERISA. A Participating Employer is not required to set aside, earmark or entrust any fund or money with which to pay its obligations under the Plan or to invest in any particular investment vehicle and may change investments of Company assets at any time. All benefits under the Plan shall be paid by the applicable Participating Employer from its general assets, which assets shall, at all times, remain subject to the claims of its respective creditors. Neither Participants, their beneficiaries nor their legal representatives shall have any right, other than the right of an unsecured general creditor, against the Participating Employer in respect of any portion of a Participant’s Account and shall have no right, title or interest, legal or equitable, in or to any asset of the Participating Employer.
16.2    Spendthrift Provision. The Plan shall not in any manner be liable for or subject to the debts or liabilities of any Participant or Beneficiary. No benefit or interest under the Plan is subject to assignment, alienation, pledge or encumbrance, whether voluntary or involuntary, except as provided in ERISA Section 206(d)(3), relating to qualified domestic relations orders. Any assignment, alienation, pledge or encumbrance of benefits shall be void and will not be recognized by the Company except to the extent required by law. With respect to a qualified domestic relations order, a separate Account shall be established for the alternate payee in accordance with such order, with such Account immediately distributed to the alternate payee..
16.3    Employment Rights. The existence of the Plan shall not grant a Participant any legal or equitable right to continue as an Employee nor affect the right of the Company to discharge a Participant.
16.4    No Fiduciary Relationship Created. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or be deemed to create a fiduciary relationship between the Company or Plan Administrator and any Participant, Beneficiary or any other person.
16.5    Obligations to Employer. If a Participant becomes entitled to a distribution under the Plan and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company that has been presented to the Plan Administrator within twelve (12) months after the Participant’s termination of employment, then, subject to the requirements of Code Section 409A (including the delay of payments required under Section 10.2(a) and Article X regarding the six month delay for Key Employees, the Plan Administrator may offset such amount owed to it against the amount otherwise distributable.
16.6    Receipt of Release. Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator, the Company and any of their officers, directors, shareholders, employees or agents. The Plan Administrator may require a Participant or Beneficiary, as a condition precedent to a payment from the Plan, to execute a release. The Plan Administrator shall provide such release within 10 days after the date a Participant’s Sub-Accounts become payable under Article X and the Participant must return such release to the Plan Administrator within 50 days after the distribution event giving rise to the payment of the Sub-Account under Article X.
16.7    No Warranty or Representation. The Company makes no warranty or representation regarding the effect of deferrals made or benefits paid under the Plan for federal, state or local tax purposes.
16.8    Construction. Wherever the context of the Plan dictates, words used in the plural shall be read as the singular and the singular as the plural.
16.9    Governing Law. The provisions of the Plan shall be governed by ERISA, but to the extent that Delaware law is not preempted by ERISA, the provisions of the Plan shall be governed by the laws of the State of Delaware.
16.10    Counterparts. The Plan may be signed in any one or more counterparts each of which together shall constitute one instrument.
16.11    Expenses. Subject to Code Section 409A (including the delay of payments required under the Plan for a Key Employee), the Company may elect to debit a Participant’s Account for the expenses of administration of the Plan, including the expenses of the Plan Administrator and the fees of any trustee.
16.12    Pre-2005 Plan. Any “amounts deferred” in taxable years before January 1, 2005 under the Pre-2005 Plan (within the meaning of Code Section 409A) and any earnings thereon shall be governed by the terms of the Pre-2005 Plan as so in effect on October 3, 2004, and it is intended that such amounts and any earnings thereon be exempt from the application of Code Section 409A. Nothing in the Plan shall be considered to materially enhance a benefit or right existing under the Pre-2005 Plan as of October 3, 2004 or add a new material benefit or right to the Pre-2005 Plan. Any “amounts deferred” in taxable years on or after January 1, 2005 (within the meaning of Code Section 409A) and any earnings thereon shall be governed by the terms and conditions of the Plan. The Plan Administrator may, in its sole discretion, transfer all or any portion of the accounts from the Pre-2005 Plan to the Plan to effectuate this Section 16.12.
16.13    Veterans Reemployment Rights. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u) and USERRA, as may be applicable to the Plan. Notwithstanding the foregoing, such a Participant shall not be entitled to additional contributions with respect to his period of military leave.
IN WITNESS WHEREOF, the Company has executed this amended and restated Plan this 20th day of December, 2019.

KELLY SERVICES, INC.
By: /s/ Michael Russo
Its: Sr. Director, Global Benefits
4824-1158-3908.4